Exhibit 99.1

CIM Commercial Trust Corporation Reports 2018 Second Quarter Results

Dallas—(August 9, 2018) CIM Commercial Trust Corporation (NASDAQ & TASE: CMCT) (“we”, “our”, “CMCT”, or “CIM Commercial Trust”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving urban communities throughout the United States, today reported operating results for the three months ended June 30, 2018.

Second Quarter 2018 Highlights

•                  Same-store(1) office segment and cash net operating income (“NOI”) increased 8.6% and 4.8%, respectively, for the second quarter of 2018 from the corresponding period in 2017.

•                  Annualized rent per occupied square foot on a same-store basis increased 7.4% to $42.99 as of June 30, 2018 compared to June 30, 2017; annualized rent per occupied square foot across all properties was $44.54 as of June 30, 2018.

•                  On a same-store basis, the office portfolio was 94.1% leased as of June 30, 2018.

•                  During the second quarter of 2018, we executed 25,898 square feet of leases with terms longer than 12 months, including 19,442 square feet of recurring leases; all of which were executed at our same-store office portfolio, representing same-store cash rent growth per square foot of 17.0%.

•                  Net loss attributable to common stockholders was $1,876,000, or $0.04 per diluted share, for the second quarter of 2018.

•                  Funds from operations (“FFO”) attributable to common stockholders was $11,449,000, or $0.26 per diluted share, for the second quarter of 2018.

Management Commentary

Charles E. Garner II, CEO of CMCT, stated, “We again generated strong same-store NOI growth in the quarter, driven by higher average rent per square foot.

In addition, our same-store cash rent growth on recurring leases signed during the second quarter of 2018 was 17.0%. We expect this increase to benefit NOI and FFO in the future as these new leases commence.

Our premium rents, NOI growth, high leased percentage, and strong re-leasing spreads reflect the strength of our platform and Class A and creative office portfolio, which is concentrated in high barrier to entry gateway markets. We continue to target 4% to 6% annualized same-store NOI growth through 2022 driven by contractual rent increases and below market in-place leases rolling to market. We also have additional growth potential from already owned development sites.

We are focused on growing our net asset value (“NAV”) and cash flow per share and providing liquidity to shareholders at prices that reflect our strong prospects. As we have done since our 2014 merger, we will continue to actively manage our portfolio to drive returns for our shareholders, while further progressing toward a prudent capital structure that we anticipate will consist of approximately 45% common equity, based on fair values.

Since the beginning of 2014, we have provided $8.61 per share in regular dividends, special dividends, and a tender offer made available to all shareholders(2),(3). Since the time of our merger in 2014, increases in our NAV per share plus the cumulative amount of regular and special dividends paid per share have resulted in a return per share of approximately 41%(2),(4).”

Financial Highlights

As of June 30, 2018, our real estate portfolio consists of 21 assets, all of which are fee-simple properties. The portfolio includes 19 office properties (including one parking garage and two development sites, one of which is being used as a parking lot), totaling approximately 3.4 million rentable square feet and one hotel, which has 503 rooms and an ancillary parking garage. We also operate a lending business.

Second Quarter 2018

Net loss attributable to common stockholders was $1,876,000, or $0.04 per diluted share of common stock, for the three months ended June 30, 2018, compared to net income attributable to common stockholders of $91,291,000, or $1.16 per diluted share of common stock, for the three months ended June 30, 2017. The decrease is primarily attributable to a decrease in the gain on sale of real estate of $116,283,000, a decrease of $3,117,000 in net operating income of our operating segments, and an increase of $632,000 in corporate general and administrative expenses, partially offset by a decrease of $13,100,000 in impairment of real estate, a decrease of $11,271,000 in transaction costs, a decrease of $3,057,000 in interest expense, a decrease of $1,575,000 in asset management and other fees to related parties, and a decrease of $1,436,000 in depreciation and amortization expense.

FFO attributable to common stockholders was $11,449,000, or $0.26 per diluted share of common stock, for the three months ended June 30, 2018, compared to $2,869,000, or $0.04 per diluted share of common stock, for the three months ended June 30, 2017. The increase in FFO attributable to common stockholders was primarily attributable to a decrease of $11,271,000 in transaction costs, a decrease of $3,057,000 in interest expense, and a decrease of $1,575,000 in asset management and other fees to related parties, partially offset by $3,152,000 in redeemable preferred stock dividends accumulated, a decrease of $3,117,000 in net operating income of our operating segments, and an increase of $632,000 in corporate general and administrative expenses.

Year to Date 2018

Net loss attributable to common stockholders was $4,902,000, or $0.11 per diluted share of common stock, for the six months ended June 30, 2018, compared to net income attributable to common stockholders of $285,190,000, or $3.50 per diluted share of common stock, for the six months ended June 30, 2017.

FFO attributable to common stockholders was $21,571,000, or $0.49 per diluted share of common stock, for the six months ended June 30, 2018, compared to $26,265,000, or $0.32 per diluted share of common stock, for the six months ended June 30, 2017.

(1) Please see Reconciliation of Net Operating Income on page 10 for our definition of “same-store.”

(2) CMCT is the product of a merger (the “Merger”) between CIM Urban REIT, LLC (“CIM REIT”), a fund operated by CIM Group, L.P., and PMC Commercial Trust in Q1 2014. Represents dividends declared on our common stock from January 1, 2014 through June 30, 2018. Excludes a special dividend paid to PMC Commercial Trust’s shareholders in connection with the Merger, but includes 2014 dividends received by CIM REIT shareholders prior to the Merger and dividends on convertible preferred stock received by Urban Partners II, LLC, an affiliate of CIM REIT and CIM Group, L.P., on an as converted basis, in the Merger. The amounts of regular and special cash dividends per share are based on the number of shares outstanding as of the applicable record dates. Past performance is not a guarantee of future results.

(3) The per share equivalent in proceeds from the tender offer is $2.15, calculated by dividing $210,000,000, the amount used by CMCT to purchase shares of common stock of CMCT in the tender offer, by 97,676,197, the number of shares of common stock outstanding immediately prior to such tender offer.

(4) The total return is calculated based on (i) NAV growth which represents the change in NAV from December 31, 2013 (the last period before the Merger) to December 31, 2017 and (ii) the aggregate amount of regular and special dividends declared and paid on our common stock described in Note 2 above. No NAV has been calculated since December 31, 2017. Please see Net Asset Value on page 13 for more information on our NAV and the calculation thereof. Past performance is not a guarantee of future results.

Segment Information

Our reportable segments during the three months ended June 30, 2018 consist of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Our reportable segments during the three months ended June 30, 2017 consist of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Aggregate segment NOI was $29,352,000 for the three months ended June 30, 2018, compared to $32,469,000 for the three months ended June 30, 2017.

Office

Same-Store

Same-store office segment NOI increased 8.6% on a GAAP basis and 4.8% on a cash basis. The increase in same-store segment NOI is primarily due to an increase in revenue at certain of our California and Washington D.C. properties due to increases in occupancy and or rental rates and an increase in expense reimbursements at certain of our California properties and at one of our Washington, D.C. properties, partially offset by an increase in operating expenses and other reimbursable expenses at certain of our California properties and one of our Washington, D.C. properties and a decrease in lease termination income at one of our California properties.

At June 30, 2018, the Company’s office portfolio was 94.0% occupied, an increase of 80 basis points year-over-year on a same-store basis and 94.1% leased, a decrease of 10 basis points year-over-year on a same store basis. The annualized rent per occupied square foot on a same store basis was $42.99 at June 30, 2018 compared to $40.01 at June 30, 2017. For the three months ended June 30, 2018, the Company executed 19,442 square feet of recurring leases at our same-store office portfolio, representing same-store cash rent growth per square foot of 17.0%.

Total

Office segment NOI decreased to $23,863,000 in the three months ended June 30, 2018, from $25,716,000 in the three months ended June 30, 2017. Such decrease was primarily attributable to the sale of five office properties and a parking garage during the last nine months of 2017, a decrease in lease termination income at one of our California properties, and an increase in operating expenses and other reimbursable expenses at certain of our California properties and at one of our Washington, D.C. properties, partially offset by an increase due to the acquisition of two office properties in December 2017 and January 2018 and an increase in rental revenue and expense reimbursements at certain of our California and Washington D.C. properties due to increases in occupancy and or rental rates.

Hotel

Hotel segment NOI was $4,110,000 in the three months ended June 30, 2018, compared to $3,983,000 in the three months ended June 30, 2017.

Multifamily

During the three months ended June 30, 2017, we sold three of our five multifamily properties and sold the remaining two multifamily properties during the last six months of 2017. Multifamily segment NOI was $1,742,000 for the three months ended June 30, 2017.

Lending

Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI was $1,379,000 in the three months ended June 30, 2018, compared to $1,028,000 in the three months ended June 30, 2017. The increase is primarily due to an increase in premium income from the sale of the guaranteed portion of our SBA 7(a) loans, an increase in interest income due to an increase in the principal balance of our loan portfolio as well as increases in the prime rate, and higher revenue as a result of the recognition of accretion for discounts related to increased prepayments on our loans, partially offset by interest expense that commenced in May 2018 as a result of the issuance of the SBA 7(a) loan-backed notes and an increase in interest expense from secured borrowings

Debt and Equity

On May 30, 2018, we completed a securitization of the unguaranteed portion of certain of our SBA 7(a) loans receivable with the issuance of $38,200,000 of unguaranteed SBA 7(a) loan-backed notes. The SBA 7(a) loan-backed notes are collateralized by the right to receive payments and other recoveries attributable to the unguaranteed portions of certain of our SBA 7(a) loans receivable. The SBA 7(a) loan-backed notes mature on March 20, 2043, with monthly payments due as payments on the collateralized loans are received. Based on the anticipated repayments of our collateralized SBA 7(a) loans, we estimate the weighted average life of the SBA 7(a) loan-backed notes to be approximately three years. The SBA 7(a) loan-backed notes bear interest at the lower of the one-month LIBOR plus 1.40% or the prime rate less 1.08%. We reflect the SBA 7(a) loans receivable as assets on our consolidated balance sheet and the SBA 7(a) loan-backed notes as debt on our consolidated balance sheet.

During the three months ended June 30, 2018, we issued 476,462 Series A preferred units, with each Series A preferred unit consisting of one share of Series A preferred stock and one warrant to purchase 0.25 shares of our common stock, resulting in net proceeds of approximately $10,971,000. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of the Series A preferred units, such as commissions, dealer manager fees, and other offering fees and expenses.

Dividends

On June 4, 2018, CIM Commercial Trust’s Board of Directors approved, and we declared, a quarterly cash dividend of $0.125 per common share. The dividend was paid on June 28, 2018 to stockholders of record on June 15, 2018.

In addition, the Board of Directors approved, and we declared, a quarterly cash dividend of $0.34375 per share of CMCT’s Series A preferred stock. For shares of Series A preferred stock issued during the second quarter of 2018, the dividend was prorated from the time of issuance. The dividend was paid on July 16, 2018 to stockholders of record on July 5, 2018.

About CMCT

CIM Commercial Trust is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving urban communities throughout the United States. Its properties are primarily located in Los Angeles, the San Francisco Bay Area and Washington, D.C. CIM Commercial Trust is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and asset management capabilities (www.cimcommercial.com).

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CIM Commercial Trust on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “target,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.

CIM Commercial Trust bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. These forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial Trust and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those set forth in CIM Commercial Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Registration Statement on Form S-11 (Reg. No 333-210880) relating to the Series A preferred stock, and the Registration Statement on Form S-3 (Reg. No, 333-203639) relating to the sale of common stock by a selling shareholder.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CIM Commercial Trust to predict all of them. Nor can CIM Commercial Trust assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. CIM Commercial Trust undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

For CIM Commercial Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Shareholder Relations:

Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
ASSETS
Investments in real estate, net	$1,075,931	$957,725
Cash and cash equivalents	91,192	129,310
Restricted cash	22,800	27,008
Loans receivable, net	71,606	81,056
Accounts receivable, net	9,169	13,627
Deferred rent receivable and charges, net	86,162	84,748
Other intangible assets, net	11,625	6,381
Other assets	19,876	36,533
TOTAL ASSETS	$1,388,361	$1,336,388
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$666,932	$630,852
Accounts payable and accrued expenses	27,391	26,394
Intangible liabilities, net	3,829	1,070
Due to related parties	9,203	8,814
Other liabilities	14,529	14,629
Total liabilities	721,884	681,759
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A, $0.001 par value; 36,000,000 shares authorized; 1,845,473 and 1,842,353 shares issued and outstanding, respectively, at June 30, 2018 and 1,225,734 and 1,224,712 shares issued and outstanding, respectively, at December 31, 2017; liquidation preference of $25.00 per share, subject to adjustment	42,037	27,924
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 308,775 and 307,510 shares issued and outstanding, respectively, at June 30, 2018 and 61,435 and 60,592 shares issued and outstanding, respectively, at December 31, 2017; liquidation preference of $25.00 per share, subject to adjustment	7,637	1,508
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 shares issued and outstanding at June 30, 2018 and December 31, 2017; liquidation preference of $28.37 per share, subject to adjustment	229,251	229,251
Common stock, $0.001 par value; 900,000,000 shares authorized; 43,795,073 and 43,784,939 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	44	44
Additional paid-in capital	792,245	792,631
Accumulated other comprehensive income	3,221	1,631
Distributions in excess of earnings	(408,797)	(399,250)
Total stockholders’ equity	623,601	625,815
Noncontrolling interests	839	890
Total equity	624,440	626,705
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$1,388,361	$1,336,388

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES:
Rental and other property income	$34,900	$46,124	$68,697	$97,183
Hotel income	10,160	9,832	19,849	19,582
Expense reimbursements	3,351	2,526	4,960	5,556
Interest and other income	3,148	2,817	6,451	5,927
	51,559	61,299	99,957	128,248
EXPENSES:
Rental and other property operating	20,780	27,249	38,800	50,209
Asset management and other fees to related parties	6,143	7,863	12,354	16,563
Interest	6,811	9,513	13,444	19,286
General and administrative	1,915	1,647	5,291	3,326
Transaction costs	344	11,615	344	11,628
Depreciation and amortization	13,325	14,761	26,473	31,992
Impairment of real estate	—	13,100	—	13,100
	49,318	85,748	96,706	146,104
Gain on sale of real estate	—	116,283	—	304,017
INCOME BEFORE PROVISION FOR INCOME TAXES	2,241	91,834	3,251	286,161
Provision for income taxes	292	462	680	854
NET INCOME	1,949	91,372	2,571	285,307
Net income attributable to noncontrolling interests	(12)	(9)	(16)	(14)
NET INCOME ATTRIBUTABLE TO THE COMPANY	1,937	91,363	2,555	285,293
Redeemable preferred stock dividends accumulated	(3,152)	—	(6,304)	—
Redeemable preferred stock dividends declared	(662)	(72)	(1,155)	(103)
Redeemable preferred stock redemptions	1	—	2	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,876)	$91,291	$(4,902)	$285,190
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.04)	$1.16	$(0.11)	$3.50
Diluted	$(0.04)	$1.16	$(0.11)	$3.50
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	43,791	78,871	43,788	81,445
Diluted	43,791	78,871	43,788	81,445

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Funds from Operations

(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles (“GAAP”), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”).

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

The following table sets forth a reconciliation of net (loss) income attributable to common stockholders to FFO attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net (loss) income attributable to common stockholders	$(1,876)	$91,291	$(4,902)	$285,190
Depreciation and amortization	13,325	14,761	26,473	31,992
Impairment of real estate	—	13,100	—	13,100
Gain on sale of depreciable assets	—	(116,283)	—	(304,017)
FFO attributable to common stockholders	$11,449	$2,869	$21,571	$26,265
FFO attributable to common stockholders per diluted share	$0.26	$0.04	$0.49	$0.32

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Earnings Per Share

(Unaudited and in thousands, except per share amounts)

Earnings per share (“EPS”) for the year-to-date period may differ from the sum of quarterly EPS amounts due to the required method for computing EPS in the respective periods. In addition, EPS is calculated independently for each component and may not be additive due to rounding.

The following table reconciles the numerator and denominator used in computing our basic and diluted per-share amounts for net income (loss) attributable to common stockholders for the three months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Numerator:
Net (loss) income attributable to common stockholders	$(1,876)	$91,291	$(4,902)	$285,190
Redeemable preferred stock dividends declared on dilutive shares	—	—	—	—
Numerator for dilutive net (loss) income attributable to common stockholders	$(1,876)	$91,291	$(4,902)	$285,190
Denominator:
Basic weighted average shares of Common Stock outstanding	43,791	78,871	43,788	81,445
Effect of dilutive securities—contingently issuable shares	—	—	—	—
Diluted weighted average shares and common stock equivalents outstanding	43,791	78,871	43,788	81,445
Net (loss) income attributable to common stockholders per share:
Basic	$(0.04)	$1.16	$(0.11)	$3.50
Diluted	$(0.04)	$1.16	$(0.11)	$3.50

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income

(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or cash NOI. We define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Segment NOI and cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate segment NOI or cash NOI in the same manner. We consider segment NOI and cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

To facilitate a comparison of our segments and portfolio between reporting periods, we calculate comparable amounts for a subset of our segments and portfolio referred to as our “same-store properties.” Our same-store properties are ones which we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after April 1, 2017; (ii) sold or otherwise removed from our consolidated financial statements before June 30, 2018; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on April 1, 2017 and ending on June 30, 2018.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

Below is a reconciliation of cash NOI to segment NOI and net income for the three months ended June 30, 2018 and 2017.

	Three Months Ended June 30, 2018
	Same- Store Office	Non- Same- Store Office	Total Office	Hotel	Multi- family	Lending	Total

Cash net operating income	$20,888	$1,553	$22,441	$4,113	$—	$1,372	$27,926
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	467	955	1,422	(3)	—	—	1,419
Straight line rent, below-market ground lease and amortization of intangible assets	—	—	—	—	—	7	7
Segment net operating income	$21,355	$2,508	$23,863	$4,110	$—	$1,379	$29,352
Asset management and other fees to related parties							(5,504)
Interest expense							(6,511)
General and administrative							(1,427)
Transaction costs							(344)
Depreciation and amortization							(13,325)
Income before provision for income taxes							2,241
Provision for income taxes							(292)
Net income							1,949
Net income attributable to noncontrolling interests							(12)
Net income attributable to the Company							$1,937

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

	Three Months Ended June 30, 2017
	Same- Store Office	Non- Same- Store Office	Total Office	Hotel	Multi- family	Lending	Total

Cash net operating income	$19,927	$6,272	$26,199	$3,983	$1,900	$1,018	$33,100
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	212	91	303	—	(20)	—	283
Straight line rent, below-market ground lease and amortization of intangible assets	—	(312)	(312)	—	(138)	10	(440)
Lease termination income	(474)	—	(474)	—	—	—	(474)
Segment net operating income	$19,665	$6,051	$25,716	$3,983	$1,742	$1,028	$32,469
Asset management and other fees to related parties							(7,079)
Interest expense							(9,568)
General and administrative							(795)
Transaction costs							(11,615)
Depreciation and amortization							(14,761)
Impairment of real estate							(13,100)
Gain on sale of real estate							116,283
Income before provision for income taxes							91,834
Provision for income taxes							(462)
Net income							91,372
Net income attributable to noncontrolling interests							(9)
Net income attributable to the Company							$91,363

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Net Asset Value

(Unaudited and in thousands)

As of December 31, 2017, we have established an estimated NAV per share of common stock of $23.96. Neither the Financial Industry Regulatory Authority nor the Securities and Exchange Commission provides rules on the methodology we must use to determine our estimated NAV per share. The determination of estimated NAV involves a number of subjective assumptions, estimates and judgments that may not be accurate or complete. We believe there is no established practice among public REITs for calculating estimated NAV. Different firms using different property-specific, general real estate, capital markets, economic and other assumptions, estimates and judgments could derive an estimated NAV that is significantly different from our estimated NAV. Thus, other public REITs’ methodologies used to calculate estimated NAV may differ materially from ours. Additionally, the estimated NAV does not give effect to changes in value, investment activities, capital activities, indebtedness levels, and other various activities occurring after December 31, 2017 that would have an impact on our estimated NAV.

The estimated NAV per share of $23.96 was calculated relying in part on appraisals of our real estate assets and the assets of our lending segment. We engaged various third party appraisal firms to perform appraisals of our real estate assets and the assets of our lending segment as of December 31, 2017. Except for one office property acquired in December 2017, which was based on the purchase price (including transaction costs that were capitalized and assumption of liabilities) negotiated with the unrelated third-party seller, the fair values of our investments in real estate were based on appraisals obtained as of December 31, 2017. The fair values of the assets of our lending segment were based on an appraisal obtained as of December 31, 2017.

The December 31, 2017 appraisals were performed in accordance with standards set forth by the American Institute of Certified Public Accountants. Each of our appraisals were prepared by personnel who are subject to and in compliance with the code of professional ethics and the standards of professional conduct set forth by the certification programs of the professional appraisal organizations of which they are members.